CUSIP No. 29385B109	13D	Page 81 of 100

Exhibit 99.4

EXECUTIVE OFFICERS AND DIRECTORS

OF

BLUE ANT

Set forth below is a list of each executive officer and director of Blue Ant setting forth the business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each person.

Name and Business Address	Present Principal Occupation (principal business of employer)	Name and Address of Corporation or Other Organization (if different from address provided in Column 1)
Michael MacMillan 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director, CEO and Co-Founder of Blue Ant Media Inc., a broadcasting and media company.

Robb Chase 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director and CFO of Blue Ant Media Inc., a broadcasting and media company.

Astrid Zimmer 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director, EVP and Secretary, Business and Legal Affairs of Blue Ant Media Inc., a broadcasting and media company.

Julie Chang 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	EVP, International Co-Productions of Blue Ant Media Inc., a broadcasting and media company.

Laura Michalchysyn 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	CCO and Co-President, Content Production of Blue Ant Media Inc., a broadcasting and media company.

Sam Sniderman 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Co-President, Content Production of Blue Ant Media Inc., a broadcasting and media company.

Kent Sobey 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Richard (Rick) Nathan 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

John Albright 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Lorenzo DeMarchi 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

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Bradley (Brad) J. Martin 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Harrison Wang 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Richard S. Wernham 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Kelly Day 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Lisa Knutson 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Phyllis Yaffe 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Eamonn McConnell 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.

Paul Rivett 130 Merton Street, Suite 200 Toronto, Ontario, Canada M4S 1A4	Director of Blue Ant Media Inc., a broadcasting and media company.